Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (file no. 333-174897) for Sigma Labs, Inc., of our report dated April 16, 2013, relating to the December 31, 2012 consolidated financial statements of Sigma Labs, Inc. included in this annual report (Form 10-K) of Sigma Labs, Inc. for the year ended December 31, 2012.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

April 16, 2013